UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 28, 2018

Algodon Wines and Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities

Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting of Algodon Wines & Luxury Development Group, Inc., a Delaware corporation (the “Company” or “Algodon”) held on September 28, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As noted in the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on September 12, 2018, Algodon convened its 2018 Annual Stockholder Meeting (the “Meeting”) at the Company’s offices on September 12, 2018: 135 Fifth Avenue, 10th Floor, New York, NY, 10010. A quorum was present for the Meeting. However, the Company adjourned the Meeting because it had not received a sufficient number of votes in order to pass Proposal Number 3. Although the votes received to date were overwhelmingly in favor of the proposal to approve a reverse stock split, the proposal required significantly more votes than any other proposal as it required a majority of the outstanding common stock (on an as converted basis) of the Company. The Company desired to give stockholders additional time to review the material sent on August 31, 2018, regarding the increased range for the stock split and then to vote their stock accordingly. The Company reconvened the Meeting at 11:00 a.m. Eastern Time on September 28, 2018, at 135 Fifth Avenue, 10th Floor, New York, NY 10010, where a quorum was present.

At the Meeting, five proposals were submitted to the stockholders for approval as set forth in the 2018 Proxy Statement as filed with the SEC on July 30, 2018 and as supplemented and filed with the SEC on August 31, 2018. As of the record date, July 27, 2018, a total of 46,003,824 shares of common stock of the Company were issued and a total of 45,953,291 shares of common stock were outstanding and entitled to vote. In addition, a total of 902,670 shares of Series B convertible preferred stock (“Series B stock”) were outstanding, and on an as converted basis to common stock, 8,456,072 were entitled to vote. The holders of record of 26,289,527 shares of common stock and the holders of record of 4,315,578 Series B stock of the Company on an as converted basis to common stock for purposes of voting were present in person or represented by proxy at the Meeting for a total of 30,605,105 votes entitled to vote at the Meeting. Such amount represented 56.2% of the shares entitled to vote at the Meeting.

At the Meeting, the stockholders approved all of the proposals submitted. The votes on the proposals were cast as set forth below:

1.	Proposal No. 1 – Election of directors. The stockholders elected John I. Griffin, the director nominee presented to the stockholders, to be effective upon the uplisting of the Company’s common stock to a national exchange.

Name	Shares FOR	WITHHOLD Authority To Vote
John I. Griffin	28,476,034	2,129,071

2.	Proposal No. 2 – The stockholders ratified and approved Marcum, LLP as the Company’s independent registered accounting firm for the year ended December 31, 2018.

Shares FOR	Shares AGAINST	ABSTAIN
29,844,448	576,312	184,345

3.	Proposal No. 3 – The stockholders approved a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-twenty (1:20), or anywhere between, if required for the uplisting of the Company’s common stock to a national exchange.

Shares FOR	Shares AGAINST	ABSTAIN
29,903,666	558,665	142,774

4.	Proposal No. 4 – The stockholders approved the 2018 Equity Incentive Plan.

Shares FOR	Shares AGAINST	ABSTAIN
24,022,409	5,416,568	1,166,128

5.	Proposal No. 5 – The stockholders approved an amendment to the Company’s certificate of incorporation to change Company’s name from “Algodon Wines & Luxury Development Group, Inc.” to “Algodon Group, Inc.”

Shares FOR	Shares AGAINST	ABSTAIN
30,493,862	92,562	18,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of September 2018.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO